KEELEY FUNDS, INC.
FIFTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of the 21st day of December, 2007 to the Transfer Agent Servicing Agreement, dated as of April 15, 2005, as amended on January 13, 2006, April 10, 2006, October 1, 2006 and August 15, 2007 (the “Agreement”), is entered by and between KEELEY FUNDS, INC., a Maryland corporation (the "Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, effective December 31, 2007, the Keeley Small Cap Value Fund, Inc. is being merged into Keeley Small Cap Value Fund, a newly designated series of Keeley Funds, Inc.; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Paragraph 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit C, the Fee Schedule, of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John L. Keeley, Jr.	By:	/s/ Michael R. McVoy

Name: John L. Keeley, Jr.		Name: Michael R. McVoy

Title: President		Title: Executive Vice President

Exhibit A
to the Keeley Funds, Inc.
Transfer Agent Servicing Agreement

Separate Series of Keeley Funds, Inc.

Name of Series

KEELEY Small Cap Value Fund

KEELEY Small-Mid Cap Value Fund

KEELEY Mid Cap Value Fund

KEELEY All Cap Value Fund

Exhibit C to the Keeley Funds, Inc.
Transfer Agent Servicing Agreement

KEELEY FUNDS, INC.
TRANSFER AGENT & SHAREHOLDER SERVICES
ANNUAL FEE SCHEDULE effective Feb 2008 Services

Service Charges to the Fund* (complex level)	Qualified Plan Fees (Billed to Investors)
$15.00 /qualified plan acct (Cap at $30.00/SSN)
$15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
Annual Shareholder Account Fee (see minimum)	$25.00 /transfer to successor trustee
Load Fund - $16.00 / account	$25.00 /participant distribution (Excluding SWPs)
• Load Fund, level 3 - $13.00 / account on the	$25.00 /refund of excess contribution
first 100,000 level 3 accounts	Shareholder Fees (Billed to Investors)
• Load Fund, level 3 - $11.50 / account on the		$15.00 /outgoing wire transfer
next 50,000 level 3 accounts		$15.00 /overnight delivery
• Load Fund, level 3 - $10.00 / account on the		$ 5.00 /telephone exchange
remaining level 3 accounts		$25.00 /return check or ACH
• Closed Accounts - $5.00/ closed account on the		$25.00 /stop payment
first 50,000 closed accounts		$ 5.00 /research request per account (Cap at
• Closed Accounts - $2.50/ closed account on		$25.00/request) (For requested items of the second calendar year
all closed accounts after 50,000		[or previous] to the request)
Annual Minimum
$15,000 per fund (use $16/account as basis)
$10,000 each additional class (use $16/acct as basis)	Technology Charges
Basis Point	1.	Implementation Services
0.5 BPS on Asset Market Value for 1st 1 billion		First CUSIP - $2,000 /first CUSIP
0.20 BPS on assets $1 billion - $6 billion		Fund Setup - $1,500 /additional CUSIP
Activity Charges		800 Service - $1,650 ATT transfer connect
Telephone Calls - $1.00 /minute		VRU Setup - $500 /fund group
Voice Response Calls - $.35 /call		NSCC Setup - $1,500 /fund group
AML New Account Service - $1.00/new domestic	2.	12b-1 Aging - $1.50 /account/year
accounts and $2.00/new foreign account	3.	Average Cost - $.36 /account/year
AML Base Service (excl Level 3 accounts)	4.	File Transmissions - subject to requirements
0-999 accounts - $500.00/year	5.	Selects - $300 per select
1,000-4,999 accounts - $1,000/year	6.	ReportSource - No Charge - Web reporting
5,000-9,999 accounts - $2,500/year	7.	Physical Certificate Shares
10,000+ accounts - $5,000/year		Setup - $750 /fund
Issue of Certificate - $10.00 /certificate transaction
ACH/EFT Shareholder Services:	8.	Extraordinary services charged as incurred
$125.00 /month/fund group	Development/Programming - $150 /hour
$ .50 /ACH item, setup, change	Conversion of Records - Estimate to be provided
$5.00 /correction, reversal	Custom processing, re-processing
Out-of-pocket Costs - Including but not limited to:
Telephone toll-free lines, call transfers, etc.
Mailing, sorting and postage
Stationery, envelopes
Programming, special reports
Insurance, record retention, microfilm/fiche
Proxies, proxy services
Lost shareholder search
ACH fees
NSCC charges
All other out-of-pocket expenses

* Subject to CPI increase, Milwaukee MSA.